SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 5, 2009
Date of earliest event reported:  January 30, 2009
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 West 42nd Street New York, NY	10036
(Address of principal executive offices)	(Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX OF EXHIBITS
EX-99.1: PRESS RELEASE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Richard Boyko as Director
     On January 30, 2009, Richard Boyko, a member of the Compensation Committee and the Nominating and Corporate Governance Committee of Martha Stewart Living Omnimedia, Inc. (the “Company”), notified the Company of his resignation as a director of the Company, effective January 31, 2009. No disagreements with the Company were cited by Mr. Boyko in connection with his resignation.
(d) Appointment of Arlen Kantarian as Director
     On February 2, 2009, the Board of Directors of the Company elected Arlen Kantarian as a new member of the Board of Directors. Mr. Kantarian was appointed to the Company’s Nominating and Corporate Governance Committee.
     Mr. Kantarian served as Chief Executive Officer for the United States Tennis Association’s Professional Tennis operations from 2000-2008, where he oversaw all aspects of the US Open, US Open Series, and the Davis Cup and Olympic teams. He was named to BusinessWeek’s “Top 100 Most Influential People in Sports” in 2008. Prior to working with the USTA, Mr. Kantarian was President and CEO of Radio City Entertainment. Prior to that, Mr. Kantarian served as a Vice President, Marketing for the National Football League.
     Mr. Kantarian will receive compensation as an outside director pursuant to the Company’s standard outside director compensation plan, as described on Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. The Company pays its independent directors an annual retainer of $40,000 for serving on the Board of Directors, payable quarterly in equal installments. This retainer will be pro-rated for the partial year of service. Twenty-five percent of this retainer is paid in shares of the Company’s Class A Common Stock, and the remaining 75% of this retainer may be paid either in shares or in cash, at the election of the director.
     Each independent director also receives a meeting fee of $1,500 for each in-person meeting of the Company’s Board of Directors that he or she attends, and a fee of $1,000 for each committee or telephonic Board of Directors meeting in which he or she participates. All of the Company’s directors receive reimbursement of expenses incurred in connection with participation in Board of Directors and committee meetings.
     Mr. Kantarian will receive an equity grant of $75,000 of value in connection with his election to the Board of Directors. This grant will consist of 50% restricted stock and 50% options, all of which will be issued and priced on the first business day of March 2009, in accordance with the Company’s policy on equity issuances The equity will vest on the first anniversary of the grant.
     The press release related to the election of Mr. Kantarian is attached as an exhibit to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated February 5, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: February 5, 2009	By:	/s/ William C. Stern William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description
99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated February 5, 2009